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Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT, effective as of November 2, 2004 (this "Agreement"), by and among those individuals enumerated on Exhibit A hereto (the "Sellers") and Isolagen, Inc., a Delaware corporation (the "Purchaser").

W I T N E S S E T H:

        WHEREAS, the Sellers directly and beneficially own certain securities of the Purchaser in the individual amounts set forth on Exhibit A hereto (the "Owned Securities") with an aggregate number of the Owned Securities owned by the Sellers not to exceed 3,000,000 shares of common stock, par value $0.001 per share, of the Purchaser (the "Common Stock"), and

        WHEREAS, the Purchaser proposes to offer and issue certain Convertible Subordinated Notes, convertible into approximately 9,375,000 Common Stock shares at any time before their maturity (the "Notes"), to CIBC World Markets Corp., which, acting as an underwriter in the proposed debt issuance transaction, will purchase all the Notes in the aggregate principal amount of $75,000,000 and will offer the Notes only to certain investors who qualify as "qualified institutional buyers" in reliance on Rule 144A promulgated under the Securities Act of 1933, as amended (the "Offering"), and

        WHEREAS, the Sellers propose to sell to the Purchaser, and the Purchaser proposes to purchase from Sellers all of the Owned Securities as reflected on Exhibit A in accordance with the terms and conditions of the Agreement hereof.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I.
AUTHORIZATION AND SALE OF THE OWNED SECURITIES

        1.1   Sale and Purchase of Owned Securities. Upon the terms and subject to the conditions contained herein at the Closing (as hereinafter defined), the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, on the terms described herein, the Owned Securities.

ARTICLE II.
PURCHASE PRICE AND CLOSING

        2.1   Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

        (a)   The Sellers hereby irrevocably grant to the Purchaser an option to purchase the number of the Owned Securities set forth opposite the name of such Seller as set forth on Exhibit A to this Agreement at a purchase price of per share equal to nitey-five percent (95%) of the closing transaction price on the American Stock Exchange at the close of business preceding the pricing of the Offering (the "Purchase Price"). The Purchaser's irrevocable option to purchase the Owned Securities may be exercised in the Purchaser's sole and exclusive discretion in whole or in part, upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Purchaser to the Sellers no later than the business day when the Purchaser intends to exercise its option to purchase the Owned Securities setting forth the number of the Owned Securities to be purchased and the time and date of such purchase; provided, however, that the Purchaser shall not be obligated to purchase and the Sellers shall not be obligated to sell the Owned Securities or any portion thereof in the event that the closing of the Offering has not occurred on or before 12:00 noon, E.S.T. on November 30, 2004.

        (b)   Each Seller, upon receiving the Purchaser's notice of exercise of its option to purchase the Owned Securities pursuant to the Agreement hereof (the "Notice"), shall deliver, or shall cause to be delivered, to the Purchaser stock certificates representing the Owned Securities owned by him/her (to the extent such Owned Securities are certificated), together with duly executed stock powers, executed in blank and separate from certificate in form and substance sufficient to effectuate the transfer of the Owned Securities to the Purchaser, free and clear of any lien, pledge, or other security interest or encumbrance. Delivery of certificates for the Owned Securities shall be made at the Purchaser's offices, at 2500 Wilcrest, 5th Floor, Houston, Texas 77042 on the business day following the date of the receipt of the Notice by each respective Seller or at such time on such other date, not later than two (2) business days after the date of the receipt of such Notice, as shall be agreed upon by the Purchaser and the Sellers (such time and date of delivery and payment are called the "Closing").

        (c)   Upon receipt of the stock certificates representing the Owned Securities, the Purchaser shall make the payment for the Owned Securities to the respective Sellers by wire transfers of immediately available funds or by certified or official bank check or checks payable in funds drawn to the order of the respective Sellers for the Owned Securities.

        (d)   The parties shall execute a form of cross-receipt reasonably acceptable to all parties, evidencing the transaction consummated hereunder at the Closing.

ARTICLE III.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS

        3.1   Representations and Warranties of the Sellers. Each of the Sellers, severally and not jointly, hereby represents and warrants to the Purchaser as of the date hereof:

        (a)   This Agreement has each been duly authorized, executed and delivered by or on behalf of the Seller and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

        (b)   The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations under this Agreement, including the sale and delivery of the Owned Securities to be sold by the Seller and the consummation of the transactions contemplated herein and compliance by the Seller with its obligations hereunder, do not and will not, whether with our without the giving of notice or the passage of time or both, (i) violate or contravene any provision of any applicable law, statute, regulation, or filing or any agreement or other instrument binding upon the Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Seller, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Owned Securities to be sold by the Seller or any property or assets of the Seller pursuant to the terms of any agreement or instrument to which the Seller is a party or by which the Seller may be bound or to which any of the property or assets of the Seller is subject or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it.

        (c)   The Seller has, and at the Closing will have, valid and marketable title to the Owned Securities to be sold by the Seller free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the registration statement, prospectus and other related documents in connection with the Offering (the "Offering Documents")

        (d)   The Seller has, and the Closing, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Owned Securities to be sold by the Seller in the manner provided by this Agreement.

        (e)   Upon delivery of and payment for the Owned Securities to be sold by the Seller pursuant to this Agreement, the Purchaser will receive valid and marketable title to the Owned Securities free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance.

        (f)    All information relating to the Seller furnished by the Seller expressly for use in the Offering Documents at the Closing will be, true, correct, and complete, and does not, and at the Closing will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

        (g)   The sale of the Owned Securities by the Seller pursuant to this Agreement is not prompted by the Seller's knowledge of any material information concerning the Purchaser.

        (h)   The Seller has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Purchaser to facilitate the sale or resale of the Owned Securities.

        (i)    The Seller has no actual knowledge that any representation or warranty of the Purchaser set forth in Section IV below is untrue or inaccurate in any material respect.

ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

        4.1   Authorization of Agreement. The Purchaser hereby represents and warrants to each of the Sellers that Purchaser has full power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (this Agreement, together with such other agreements, documents, instruments and certificates being hereinafter referred to, collectively, as the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each other Purchaser Document has been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been, and each other Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchasers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        4.2   Disclosure. The Purchaser hereby represents and warrants to each of the Sellers that no representation, warranty or covenant of Purchaser contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact which is required to be stated therein to make the statements contained therein, in the light of the circumstances in which they were made, not misleading.

ARTICLE V.
MISCELLANEOUS

        5.1   Survival of Representations and Warranties; Covenants.

        (a)   Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto, through the period until the applicable statute of limitations is reached.

        (b)   Effective Date of Representations and Warranties. All representations and warranties shall be deemed made as of the execution date of this Agreement and again as of the Closing Date.

        5.2   Other Assurances. Each of the Sellers and the Purchaser agree to execute and deliver such other documents or agreements and to take such other action as may be necessary for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

        5.3   Binding Arbitration.

        (a)   Each of the Parties represents, warrants and covenants that any controversy or claim brought directly, derivatively whether against any of the other Parties, arising out of or relating to any acts or omissions of a Party, or any of its officers, directors, agents, affiliates, associates, employees, counsel or controlling persons under this Agreement, shall be settled by binding arbitration under the United States Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by a Party against another Party, against any of the other Party's officers, directors, agents, affiliates, associates, employees, counsel or controlling persons shall also be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this Section 5.3, the Parties shall be entitled to any and all remedies that would be available in the absence of this Section 5.3 and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. This Section 5.3 shall apply, without limitation, to actions arising in connection with this Agreement under any Federal, state, foreign securities or other laws.

        (b)   The arbitration of any dispute pursuant to this Section 5.3 shall be held in Houston, Texas.

        (c)   Each of the Parties acknowledges that this Section 5.3 limits a number of each of the Parties rights, including without limitation (i) the right to have claims resolved in a court of law and before a jury; (ii) certain discovery rights; and (iii) the right to appeal any decision.

        5.4   Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Purchaser and the Sellers.

        5.5   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        5.6   Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

  If to the Purchaser, to:

  Isolagen, Inc.
  2500 Wilcrest, 5th Floor
  Houston, TX 77042
  Attention: Jeffrey W. Tomz, CFO
  Facsimile: (713) 781-9396

  With a copy to:

  Dilworth Paxson LLP
  1735 Market Street
  3200 Mellon Bank Center
  Philadelphia, PA 19103-7595
  Attention: Susan S. Ciallella, Esq.
  Facsimile: (215) 575-7200

  If to the Sellers, then:

  To the respective addresses set forth on Exhibit A hereto.

        5.7   Remedies. All liabilities related to or arising under this Agreement shall be limited to the amount of the Purchase Price except as expressly set forth in this Agreement.

        5.8   Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

        5.9   Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Purchaser may assign its rights and obligations under this Agreement, in whole or in part, to any affiliate of Purchaser and may transfer its rights and obligations under this Agreement, upon obtaining consent of Sellers (which shall not be unreasonably withheld) to any key employee(s) or personnel of Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchasers shall also apply to any such assignee unless the context otherwise requires.

        5.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        5.11 Legal Counsel. All parties hereto acknowledge and agree that they have been informed by the Purchaser's legal counsel that this circumstance represents the potential for a conflict of interest to occur; and that in the event that a conflict of interest arises, the Purchaser's legal counsel will notify each of the parties, and may have to terminate some or all of its services for said parties. All parties further acknowledge and agree that each of them has had the opportunity to confer with separate counsel with respect to the matters addressed in this Agreement.

        5.12 Termination of this Agreement. This Agreement shall terminate on November 30, 2004.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

THE SELLERS

THE PURCHASER
ISOLAGEN, INC.
By:
Title:

Exhibit A

Sellers and the Owned Securities Owned By Each

Name and Address of Seller	Number of Common Stock Shares Owned	Percentage of Common Stock Shares Owned

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  Exhibit 10.3